EXHIBIT 99.1

The Hanover Insurance Group, Inc. Announces Chaucer Sale Closing

●	Board authorizes $600 million share repurchase program, including a $250 million ASR, and $4.75 per share special dividend

●    Company to focus on the expansion of its distinctive domestic business

WORCESTER, Mass., December 30, 2018—The Hanover Insurance Group, Inc. (NYSE: THG) announced it has completed the sale of Chaucer Holdings Limited, the major portion of its Lloyd’s international specialty business, to China Reinsurance (Group) Corporation (“China Re”). In conjunction with the closing, completed on December 28, The Hanover’s board of directors approved a new $600 million share repurchase authorization, and, pursuant to that authorization, an accelerated share repurchase agreement (the “ASR agreement”) for $250 million. The board also declared a special dividend of $4.75 per share, or approximately $200 million in the aggregate.

The sales of Chaucer-related Irish and Australian entities, for proceeds of $28 million and $13 million, respectively, are pending final, local regulatory approvals and are expected to close in the first quarter of 2019. The option of a multi-stage transaction was agreed upon in the sale and purchase agreement, and all parties remain fully committed to executing the remaining two pieces of the transaction.

“With this transaction largely complete, we are excited to focus exclusively on the continued expansion of our distinctive domestic business,” said John C. Roche, president and chief executive officer at The Hanover. “With a strong financial foundation, clear strategic focus, and a simplified operating structure, we are determined to be the premier property and casualty company in the independent agency channel. We will continue to build our organization around the needs of our agent partners, offering relevant and responsive insurance solutions to our partners and customers, and delivering superior returns for our shareholders.

“As we build on our unique competitive position, we will leverage our strong agency relationships and deep market insight, continuing to invest in our successful personal lines account strategy, flagship small commercial business, targeted middle market industries, and our growing specialty lines business,” said Roche. “At the same time, we will intensify our efforts to drive innovation across our businesses, helping our partners meet the evolving needs and preferences of our customers. We are excited to close the transaction and eager to start the next chapter.”

Total proceeds of $930 to $940 million are comprised of $779 million in initial cash consideration received from China Re, $41 million in cash to be received upon the closing of the sales of the Irish and Australian entities, contingent consideration of $25 to $35 million, and an $85 million pre-signing dividend from Chaucer that was received in the second quarter of 2018. Receipt of the full $45 million of the contingent consideration is dependent upon Chaucer generating a 2018 accident year catastrophe loss ratio below 10% of net premiums earned. It is subject to a dollar-for-dollar reduction if Chaucer’s 2018 accident year catastrophe losses are above 10% of its net premiums earned. The company currently estimates Chaucer’s 2018 accident year catastrophe loss ratio to be above the 10% threshold and anticipates receipt of $25 million to $35 million of the contingent consideration, subject to final review and audit as of June 30, 2019.

The company expects the transaction to generate approximately $840 to $860 million of deployable equity and a net after-tax GAAP gain in the range of $130 to $150 million, or $3.00 to $3.50 per share, dependent on final transaction costs, taxes, the amount of contingent consideration payable, and other items. The net after-tax economic gain, excluding the impact of historical unrealized investment losses, pension losses and other items, which better reflects the impact of the sale on the stated book value, is expected to be in the range of $190 to $210 million, or $4.50 to $5.00 per share. The gain will be reflected in the discontinued operations section of the company’s fourth quarter 2018 financial statements.

Under the new $600 million share repurchase authorization, the company may repurchase its common stock from time to time, in amounts, at prices, and at times the company deems appropriate, subject to market conditions and other considerations. The company’s stock purchases may be executed using open market repurchases, accelerated repurchase programs, or other transactions. The company may establish trading plans under the Securities and Exchange Commission’s (“SEC”) rule 10b5-1 that will provide additional flexibility as it buys back its stock. This share repurchase authorization replaces the prior authorization, which had a balance of approximately $90 million when it was terminated.

The Hanover has used the new program to immediately execute the ASR agreement for an aggregate purchase price of $250 million, with J.P. Morgan. The ASR repurchase period is expected to conclude during the second quarter of 2019.

The special cash dividend of $4.75 per share, or approximately $200 million in the aggregate, will be payable January 25, 2019, to shareholders of record at the close of business on January 10, 2019.

In addition, to improve the efficiency of its debt capital structure, the company will retire a $125 million Federal Home Loan Bank (“FHLB”) note due 2029 with a coupon of 5.50%, with settlement to occur on January 2, 2019. In the fourth quarter of 2018, the company expects to record a non-operating charge of approximately $20 million after-taxes, or $0.47 per share, related to the pre-payment provision. The company noted that the FHLB note was collateralized, and that the funding for its retirement will have no impact on Chaucer sale proceeds or deployable equity.

“We are fully committed to an effective and prompt execution of our capital deployment plan,” said Jeffrey M. Farber, executive vice president and chief financial officer at The Hanover. “When fully complete, we expect the transaction to generate approximately $850 million of deployable equity. We have immediately deployed approximately $450 million through the special dividend and the accelerated share repurchase program. We will continue to apply our existing capital framework to prioritize the remaining approximately $400 million of deployable equity between business investments, share repurchases, and other capital return options. We fully anticipate deploying this capital in the best interest of our shareholders and in a very reasonable timeframe.”

Conference Call

The Hanover will host a conference call to discuss the sale on Monday, December 31, 2018 at 9:00 a.m. Eastern Time. Interested investors and others can listen to the call through The Hanover’s website, located at www.hanover.com, in the “Investors” section. Investors may access the conference call by dialing 1-877-270-2148 in the U.S. and 1-412-902-6510 internationally. Web-cast participants should go to the website 15 minutes early to register, download and install any necessary audio software. A re-broadcast of the conference call will be available on this website approximately two hours after the call.

Forward-Looking Statements and Non-GAAP Financial Measures

Forward-Looking Statements

Certain statements in this press release and in the conference call referenced above constitute or may constitute forward-looking statements for purposes of the safe harbor provisions of the United States Securities Litigation Reform Act of 1995. The company cautions investors that such forward-looking statements are estimates, projections and assumptions that involve significant judgement and that neither historical results and trends nor forward-looking statements are guarantees or necessarily indicative of future performance. Actual results may differ materially.

In particular, “forward-looking statements” includes statements regarding the use of proceeds from the sale, including prioritizing the remaining capital from the sale between business investments, share repurchases and other capital return options; the estimated contingent consideration to be received and the level of catastrophe losses estimated to be incurred by Chaucer in 2018; the estimated deployable equity from the transaction, which depends on taxes, expenses, indemnity and other items; ability to strengthen the company’s position as a premier property and casualty company in the independent agency channel; expectation that the sale of Irish and Australian entities will close in the first quarter of 2019; and the ability to deliver superior returns for shareholders.

Investors are further cautioned to consider the risks and uncertainties in the company’s business that may affect the ability for the company to execute future capital actions and the optional deployment of proceeds, as well as to achieve its operating plans, and the risks that the remaining regulatory approvals will not be obtained. Additional risks and uncertainties are discussed in readily available documents, such as the company’s annual report on Form 10-K and other documents filed by The Hanover with the SEC and which are also available at www.hanover.com under “Investors.”

Non-GAAP Financial Measures As discussed on pages 45-46 of the company’s annual report on Form 10-K for the year ended December 31, 2017, The Hanover uses non-GAAP financial measures as important measures of its operating performance, including operating income, operating income before interest expense and taxes, operating income per share, loss and LAE ratios excluding catastrophe losses and reserve development, and adjusted operating return on average equity (“Adjusted Operating ROE”). With respect to Adjusted Operating ROE, please see the end notes to the press release dated October 31, 2018.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions in a dynamic world. The Hanover distributes its products through a select group of independent agents and brokers. Together with its agents, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts:

Investors:	Media:
Oksana Lukasheva	Michael F. Buckley	Emily Trevallion
(508) 855-2063	(508) 855-3099	508-855-3263
Email: olukasheva@hanover.com	Email: mibuckley@hanover.com	Email: etrevallion@hanover.com